Exhibit 10.3
SECURED PARTIAL RECOURSE PROMISSORY NOTE

$750,000	Denver, Colorado July 5, 2011
FOR VALUE RECEIVED, and at the times hereinafter specified, the undersigned (“Maker”) hereby promises to pay to the order of Prospect Global Resources Inc. (hereinafter referred to as “Holder”), at 600 17th Street Suite 2800 South Denver, Colorado 80202, or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of $750,000, together with interest at the Base Rate (as hereinafter defined) on the principal balance outstanding commencing on the date hereof (the “Commencement Date”), and from time to time thereafter, as hereinafter provided, in lawful money of the United States of America.
This Note is executed and delivered in connection with the fee agreement dated the date hereof (the “Fee Agreement”) between Maker and Holder. The proceeds of this Note shall only be used to pay for the purchase shares of 200,000 shares of Holder’s common stock (the “Purchased Stock”) pursuant to the Fee Agreement.
The term of this Note shall commence as of the Commencement Date and, if not sooner paid, the entire unpaid principal indebtedness, all accrued and unpaid interest, and all other sums payable in connection with this Note shall be due and payable in full on July 5, 2012 (the “Maturity Date”).
During the period commencing on the Commencement Date and continuing until this Note is paid in full, interest on the principal balance of this note shall accrue at the Base Rate and shall compound annually at the long-term applicable federal rate (“AFR”) in effect on the Commencement Date. Maker shall be required to make payments of principal and interest on the Maturity Date. Interest shall commence on the Commencement Date and shall be computed on the basis of a 365/366-day year, as applicable, calculated for the actual number of days elapsed. For purposes of this Note, the “Base Rate” shall be defined as 0.37% per annum, which is the AFR on the date hereof.
The principal outstanding amount of this Note shall be reduced by $375,000 on each of August 15, 2011 and February 3, 2012 provided that Maker’s government relations practice is representing Holder or its subsidiaries on such dates.
Whenever any payment to be made hereunder is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest. “Business Day” shall mean a day on which banks are open for business in Denver, Colorado.
Maker may prepay this note in whole or in part with no penalty and without prior notice.
All payments hereunder shall, at Holder’s option, be applied first to the repayment of any amounts due under this note (other than principal or interest); then to the payment of accrued and unpaid interest; then to the payment of principal. Any payment not made when due hereunder, including the interest component thereof, and including the entire balance of principal, interest, and other sums due upon the Maturity Date hereof, by acceleration or otherwise, shall bear interest from the date due until paid at a rate equal to eight percent per annum (the “Default Rate”).

This Note is a secured partial recourse obligation of Maker. 20% of the outstanding indebtedness under this Note is a recourse obligation of Maker.
This Note is secured by the pledge agreement (the “Pledge Agreement”) dated the date hereof, executed by Maker in favor of Holder, in conjunction with the Fee Agreement, under which Maker pledges the Purchased Stock (the “Pledged Interest”), subject to the terms and conditions of the Fee Agreement. Except as set forth herein and in the Pledge Agreement, any holder hereof shall look solely and exclusively to the Pledged Interest for payment of 80% of the outstanding indebtedness under this Note in accordance with the terms of the Pledge Agreement. With respect to such portion, Maker shall not have any personal or other liability hereunder or under the Pledge Agreement, and Holder shall have no recourse against Maker, personally, or against any of Maker’s assets, other than the Pledged Interest, by way of deficiency or otherwise, except as set forth herein and in the Pledge Agreement. With respect to the remaining 20% of the indebtedness under this Note, Holder shall be required to proceed against the Pledged Interest in the Event of Default before proceeding against Maker. Notwithstanding any provision herein or in the Pledge Agreement to the contrary, Maker shall be personally liable for remaining 20% of the outstanding indebtedness under this Note and any costs and expenses incurred by Holder in connection with any action to collect the amounts due under this Note (see the Pledge Agreement).
Any default in payment of any sum required hereunder or performance of any other covenant or agreement herein contained shall constitute an “Event of Default” hereunder and each document securing or executed in connection with this Note, including the Pledge Agreement (collectively, the “Security Documents”), and any event of default under any of such Security Documents shall constitute an Event of Default hereunder and under each other document securing or executed in connection with this note. Any default in payment or other terms of any other indebtedness owed by Maker to Holder shall constitute an Event of Default hereunder, and any default hereunder shall constitute a default under any other such indebtedness.
Upon the occurrence of any Event of Default that is not timely cured, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand.
Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this note, (b) waive any defenses that might be available to a surety or accommodation Maker, (c) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (d) waive any right to require Holder to proceed against any security for this note before proceeding hereunder, (e) consent to the release of any other party liable hereunder, without diminishing or in any way affecting their liability hereunder, and (f) agree to pay all costs and expenses, including attorneys’ fees and expenses, which may be incurred in the collection of this note or any part thereof.

The provisions of this Note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or detention of the money to be loaned hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder’s option, be paid over to Maker) and shall not be counted as interest.
If any provision hereof is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.
This Note may not be amended except by an instrument in writing executed by Maker and Holder. Each provision of this note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof to any other Holder or participant.

Regardless of the place of its execution, this note shall be construed and enforced in accordance with the laws of the State of Colorado.

“MAKER” BROWNSTEIN HYATT FARBER SCHRECK, LLP
By:	/s/ Jeff Knetsch
Jeff Knetsch

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